UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2025

MGO Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41592	87-3929852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

813 NE 17th Terrace, Unit A, Fort Lauderdale, Fl	33304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 913-3316

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MGOL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

MGO Global Inc., a Delaware corporation (the “Company”), convened the Special Meeting of Stockholders of MGO Global Inc. (the “Special Meeting”) on Friday, January 24, 2025 at 11:00 a.m. Eastern Time. The Special Meeting was held in person at 813 NE 17th Terrace, Unit A, Fort Lauderdale, Florida, 33304. A quorum was present at the Special Meeting.

At the Special Meeting, one proposal was submitted to the stockholders for approval as set forth in the definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on January 2, 2025. As of the record date, December 13, 2024, a total of 2,904,001 shares of common stock of the Company (“Common Stock”) were issued and outstanding and entitled to vote. The Common Stock constitutes all of the voting securities of the Company. The holders of record of 1,509,457 shares of Common Stock were present in person or represented by proxy at the Special Meeting, representing approximately 51.97% of the Common Stock entitled to vote at such meeting and of the Company’s total voting power

At the Special Meeting, the stockholders approved the proposal submitted. The votes were cast as set forth below:

1. Warrant Exercise Proposal

	FOR	AGAINST	ABSTAIN/WITHHELD	BROKER NON-VOTES
Total Shares Voted	1,294,284	215,075	98	0

The affirmative vote of a majority of the votes cast at the Special Meeting was required for approval. The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2025	MGO Global Inc.

	By:	/s/ Maximiliano Ojeda
	Name:	Maximiliano Ojeda
	Title:	Chief Executive Officer